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														     Exhibit 20a
Fingerhut Receivables, Inc.                                    Fingerhut Master Trust                             Monthly Report
Certificateholder's Statement                                       Series 1994-1                                         Jul-97
Section 5.2                                         Class A         Class B         Class C          Class D          Total
(i)   Certificate Amount                        298,291,666.65   92,050,000.00   92,050,000.00   122,728,000.00   605,119,666.65
(ii)  Certificate Principal Distributed          59,658,333.33            0.00            0.00                     59,658,333.33
(iii) Certificate Interest Distributed            1,488,351.13      482,303.65      512,986.98                      2,483,641.76
      Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
      Certificate Principal Distributed per $1,000  83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000          2.0789931       5.2395834       5.5729167
(iv) Principal Collections                       47,002,332.92    6,043,532.26    6,043,532.26     8,057,692.83     67,147,090.27
(v)  Imputed Yield Collections                    7,552,539.63    2,014,510.78    2,014,510.78     2,669,512.81     14,251,074.00
       Recoveries                                   853,000.12      263,227.81      263,227.81       350,873.50      1,730,329.24
       Interest Earned on Prefunded Accounts              0.00            0.00            0.00             0.00              0.00
Total Imputed Yield Collections                   8,405,539.75    2,277,738.59    2,277,738.59     3,020,386.31     15,981,403.24
Total Collections                                55,407,872.67    8,321,270.85    8,321,270.85    11,078,079.14     83,128,493.51
(vi) Aggregate Amount of Principal Receivables                                                                   1,205,791,486.12
      Invested Amount (End of Month)            298,291,666.65   92,050,000.00   92,050,000.00   122,728,000.00    605,119,666.65
      Floating Allocation Percentage               24.7382462%      7.6339899%      7.6339899%      10.1782109%       50.1844368%
      Invested Amount (Beginning of Month)      357,950,000.00  92,050,000.00    92,050,000.00   122,728,000.00    664,778,000.00
      Average Daily Invested Amount                                                                                653,465,415.86
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                          75.55%   1,214,605,006.94
       30 Days to 59 Days                                                                                6.34%     102,006,039.61
       60 Days to 89 Days                                                                                4.23%      67,954,292.25
       90 Days and Over                                                                                 13.88%     223,156,642.69
       Total Receivables                                                                               100.00%   1,607,721,981.49
(viii) Aggregate Investor Default Amount                                                                            10,240,356.09
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                         20.43%
(ix)  Certificate Charge-Offs
      Class A                                                                                                                0.00
      Class B                                                                                                                0.00
      Class C                                                                                                                0.00
      Total Certificate Charge-Offs                                                                                          0.00
(x)   Servicing Fee
      Class A                                                                                                          596,583.40
      Class B                                                                                                          153,416.76
      Class C                                                                                                          153,416.76
      Class D                                                                                                          204,546.72
      Total Servicing Fee                                                                                            1,107,963.64
(xi)  Pool Factor
      Class A                                                                                                           0.4166667
      Class B                                                                                                           1.0000000
      Class C                                                                                                           1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                                                0.00
      Class C                                                                                                                0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month.                                          2,370,095.12
(xiii) Excess Funding Account Balance                                                                                        0.00
	      Prefunding Account Balance                                                                                            0.00
(xiv) Class C Trigger Event Occurrence                                                                                       None
	 Class C Reserve Amount                                                                                                 N/A
Average Net Portfolio Yield                                                                                              11.4526%
Minimum Base Rate                                                                                                         8.1573%
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